May 29, 1997





Board of Directors
The Bryan - College Station
 Financial Holding Company
2900 Texas Avenue
Bryan, Texas 77802

Gentlemen:

         We hereby consent to the inclusion of our opinions as Exhibits 5.1, 5.2 and 5.3 of this Registration Statement on Form S-1. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,




                                           /s/ SILVER, FREEDMAN & TAFF, L.L.P.
                                           -----------------------------------
                                           SILVER, FREEDMAN & TAFF, L.L.P.